EXHIBIT 4.3

                                                              [Execution Copy]








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                         REGISTRATION RIGHTS AGREEMENT




                                 by and among



                              AGERE SYSTEMS INC.

                                      and

                              U.S. TRUST COMPANY, N.A.,
              as investment manager of certain assets held by the
                        AGERE SYSTEMS INC. MASTER TRUST









                          Dated as of March 14, 2003






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         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 14, 2003, by and between Agere Systems Inc., a Delaware corporation, with offices located at 1110 American Parkway NE, Lehigh Valley Central Campus, Allentown, PA 18109 (the "Company") and U.S. Trust Company, N.A. (the "Investment Manager"), as investment manager of certain assets held by the Agere Systems Inc. Master Trust (the "Master Trust").

                                R E C I T A L S

         WHEREAS, the Master Trust for the Agere Systems Inc. Represented Pension Plan will receive a voluntary contribution from the Company of 18,750,000 shares of the Company's Class A common stock (the "Common Shares").

         WHEREAS, pursuant to an Investment Management Agreement dated as of March 14, 2003, the Investment Committee of the Company has appointed
U.S. Trust Company, N.A. to act as an independent fiduciary with respect to certain assets held by the Master Trust and to make all decisions regarding such assets.

         WHEREAS, the Common Shares will be among the assets managed by the Investment Manager.

         WHEREAS, in order to induce (a) the Investment Committee of the Company to accept the contribution and (b) U.S. Trust Company, N.A. to act as an independent fiduciary with respect to certain assets held by the Master Trust and to make all decisions regarding such assets, the Company has agreed to provide the registration rights set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1.   Definitions

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Broker-Dealer" means any broker or dealer registered as such under the Exchange Act.

         "Business Day" shall mean any day except Saturday, Sunday and any day that is in New York City a legal holiday or a day on which banking institutions or securities exchanges are authorized or required by law or other governmental action to close.

         "Common Shares" shall have the meaning set forth in first recital hereto.

         "Common Stock" shall mean all of the Company's authorized and issued Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, as may be outstanding from time to time and such other classes of common stock as may be authorized by the Company's certificate of incorporation and issued.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Demand Registration Notice" shall have the meaning set forth in
Section 2(a).

         "Demand Registration Rights Limit" shall have the meaning set forth in Section 2(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and any successor thereto, all as the same shall be in effect from time to time.

         "Investment Manager" shall have the meaning set forth in the preamble hereto.

         "Losses" shall have the meaning set forth in Section 7(a) hereof.

         "Master Trust" shall have the meaning set forth in the preamble hereto.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Investment Manager, acting on behalf of the Master Trust.

         "Person" shall mean an individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Piggyback Registration" shall have the meaning set forth in Section 3(a) hereof.

         "Proposed Registration" shall have the meaning set forth in Section 3(a) hereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

         "Registration Expenses" shall have the meaning set forth in Section 6 hereof.

         "Registrable Securities" shall mean all or any portion of the Common Shares and any securities that may be issued or distributed



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


or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, any such security shall cease to be a Registrable Security when:

                  (i) a Registration Statement with respect to the sale of such security shall have been declared effective under the Securities Act and such security shall have been disposed of in accordance with such Registration Statement,

                  (ii) the holding period for such security pursuant to Rule 144(d) has elapsed with respect to the Master Trust and the Investment Manager, acting on behalf of the Master Trust, may sell such securities subject to Rule 144(e)(i), or

                  (iii) the Company has received an Opinion of Counsel or such other evidence reasonably satisfactory to each of the Company and the Investment Manager, acting on behalf of the Master Trust, that such security may otherwise be publicly resold without registration or qualification under the Securities Act.

         "Registration Statement" shall mean any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act that registers or may be used to register Registrable Securities pursuant to the provisions of this Agreement, amendments to such Registration Statement, including post-effective amendments, and including the Prospectus contained therein, and any amendments or supplements thereto, and all exhibits and all material incorporated or deemed incorporated by reference in such Registration Statement or Prospectus.

         "Rule 144" means Rule 144 (or any successor provision), including any amendments thereto, under the Securities Act, as the same may be in effect from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, and any successor thereto, all as the same may be in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission.

         "Shelf Registration Statement" means a Registration Statement on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (or any similar rule that may be adopted by the SEC).

         "Suspension Period" shall have the meaning set forth in Section 2(f) hereof.

         "Suspension Notice" shall have the meaning set forth in Section 2(f) hereof.



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


         "Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

2.       Demand Registrations

         (a) Notice. Subject to the provisions of the next paragraph, the Investment Manager, acting on behalf of the Master Trust, may at any time make a written request (a "Demand Registration Notice") to the Company for registration with the SEC under and in accordance with the provisions of the Securities Act of all or a part of its Registrable Securities. All requests made pursuant to this paragraph will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof, including whether the sale or transfer of Registrable Securities shall be in the form of an Underwritten Offering. Unless the Company delivers a Suspension Notice pursuant to Section 2(f) hereof or no Registrable Securities remain outstanding, upon receipt of a Demand Registration Notice:

                  (i) if no Shelf Registration Statement is on file with the SEC and currently effective, the Company shall file a Registration Statement relating to such Demand Registration Notice no later than fifteen Business Days (or such later date as the Corporation and the Investment Manager, acting on behalf of the Master Trust, may agree) after receipt of such Demand Registration Notice and use all reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act, or

                  (ii) if a Shelf Registration Statement is on file with the SEC and currently effective, the Company shall within fifteen Business Days (or such later date as the Company and the Investment Manager, acting on behalf of the Master Trust, may agree) make any required amendment or supplement to the prospectus and/or any required post-effective amendment to the Shelf Registration Statement and use all reasonable efforts to cause any such post-effective amendment to be declared effective under the Securities Act.

         (b) Restrictions. The Master Trust will, in the aggregate, be entitled to request the filing of five Registration Statements (the "Demand Registration Rights Limit") with respect to which the Company will pay the related Registration Expenses; provided, that, the Company will not be obligated to register any Registrable Securities pursuant to this Section 2 unless the Demand Registration Notice requests that at least 25% of the then outstanding Registrable Securities then held by the Master Trust be registered. The Company shall not be required to effect more than two registrations pursuant to this Section 2 in any calendar year.

         (c) Effectiveness. The Company shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 30 days (or such shorter period as will terminate when all Registrable Securities have been sold or withdrawn).



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



         (d) Selection of Underwriters. If at any time or from time to time the Investment Manager, acting on behalf of the Master Trust, desires to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will, after consultation with the Company, be selected by the Investment Manager, acting on behalf of the Master Trust, provided that such investment bankers and managers must be of nationally recognized standing and reasonably satisfactory to the Company and provided, further, that the Company shall have the right to select one co-managing underwriter reasonably acceptable to the Investment Manager, acting on behalf of the Master Trust.

         (e) Periodic blackouts. In no event shall the Company be required to file a Registration Statement or have such a Registration Statement declared effective in the period beginning on the 15th day of the last month before the end of any fiscal quarter and ending 24 hours following the filing with the SEC of the Company's Form 10-Q (or Form 10-K, as applicable) with respect to such fiscal quarter. If any time period provided for in Section 2(a) would otherwise expire during the blackout period, then such time period shall be extended so that it will expire at the end of the tenth Business Day following the end of the blackout period set forth in this Section 2(e).

         (f) Delay in Filing; Suspension of Registration. In addition to the periodic blackout periods set forth in Section 2(e) hereof, the Company may suspend (i) its obligation to file a Registration Statement or (ii) the use of the Prospectus, in each case for a period not to exceed 45 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period (the "Suspension Period") if the filing of a Registration Statement or use of the Prospectus would be adverse to the Company as determined by the Company in its sole reasonable judgment, including, without limitation, because such filing or use would require (x) disclosure of non-public information regarding the acquisition or divestiture of assets, pending corporate developments or similar events, (y) the preparation of additional financial statements not then available or (z) because of an upcoming public filing with the SEC, upon giving prompt written notice (a "Suspension Notice") to the Investment Manager, on behalf of the Master Trust, which notice need not specify the nature of the event giving rise to such suspension. In the event of such a suspension, the obligations of the Company in respect of any Demand Registration Notice shall be suspended, and the Investment Manager, acting on behalf of the Master Trust, agrees to suspend use of the Prospectus in connection with a sale or offer to sell Registrable Securities upon receipt of the Suspension Notice and further agrees to keep confidential the fact that the Company has exercised its rights pursuant to this Section 2(f) and any other information related to such exercise. The Company shall immediately notify the Investment Manager, on behalf of the Master Trust, upon the termination of any Suspension Period and amend or supplement the Prospectus, if necessary, in accordance with Section 5(d) hereof.

         (g) Demand Withdrawal. If the Investment Manager, acting on behalf of the Master Trust, submits a Demand Registration Notice to the Company pursuant to Section 2(a) hereof and later determines not



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


to sell or transfer any Registrable Securities in connection with such notice, the Investment Manager, acting on behalf of the Master Trust, shall give prompt notice to the Company that the Registration Statement requested is no longer required and that the request is thereby withdrawn. Upon receipt of such notice, the Company shall cease all efforts to effect the filing of the Registration Statement and shall take all action necessary and reasonably practicable to prevent the commencement of effectiveness of any Registration Statement that it is preparing or has prepared in connection with such a withdrawn request. Notwithstanding the withdrawal of the Master Trust's request, the withdrawn Demand Registration Notice shall be deemed a registration of such Registrable Securities for the purposes of the Demand Registration Rights Limit.

         (h) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Investment Manager, acting on behalf of the Master Trust, and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition as specified by the Investment Manager, acting on behalf of the Master Trust, in its related Demand Registration Notice.

3.       Piggyback Registration Rights

         (a) Rights to Piggyback. Subject to the last sentence of this paragraph, whenever the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of the Common Stock) under the Securities Act (a "Proposed Registration") and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company will give written notice of such Proposed Registration as soon as practicable to the Investment Manager, on behalf of the Master Trust, and will, subject to Section 3(b) below, include in such Piggyback Registration such Registrable Securities as the Company has received written request for inclusion therein from the Investment Manager, acting on behalf of the Master Trust, within 10 Business Days after receipt of the Company's notice. Registrable Securities with respect to which such a request for Piggyback Registration has been received will be registered by the Company and offered to the public pursuant to this Section 3 on the same terms and subject to the same conditions applicable to the Proposed Registration of shares of the Common Stock to be sold by the Company or by Persons selling under such Proposed Registration. The Master Trust will not be entitled to include Registrable Securities pursuant to this paragraph 3(a) in any Registration Statement (i) except as otherwise permitted by Section 2 hereof and (ii) pertaining to the registration of any securities of the Company in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options, (iii) a registration on Form S-4 or S-8 or any successor to such forms, (iv) a registration of shares of the Common Stock solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (v) pursuant to any shelf registration under Rule 415 of the Securities Act. If at any time after giving written notice of its intention to register any securities and prior



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


to the effective date of the related registration statement, the Company shall determine for any reason not to register or to delay registration of such shares of Common Stock, the Company may, at its election, give written notice of such determination to the Investment Manager, on behalf of the Master Trust, and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

         (b) Priority on Piggyback Registrations. If the managing underwriter or underwriters advise the Company in writing, in the case of an Underwritten Offering, or the Company reasonably believes, in the case of a Piggyback Registration that is not being underwritten, that in its or their opinion, the number of securities proposed to be registered exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the shares of Common Stock offered thereby or the market for the Common Stock, the Company will include in such Piggyback Registration the number of Common Shares that, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, 100% of the shares of Common Stock that the Company and any other Person (other than the Master Trust) exercising a contractual right to demand registration proposes to sell, (ii) second, and only if all of the Common Stock referred to in clause (i) have been included, the Registrable Securities requested to be included in such registration by the Investment Manager, acting on behalf of the Master Trust, and (iii) third, and only if all of the Common Stock referred to in clauses (i) and (ii) have been included, other shares of Common Shares requested to be included in such registration.

         (c) Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the Investment Manager, acting on behalf of the Master Trust, shall be consulted regarding (but shall not have control over) the selection of a managing underwriter or underwriters to administer the offering.

         (d) Withdrawal from a Piggyback Registration. The Investment Manager, acting on behalf of the Master Trust, shall be permitted to withdraw all or a part of the Registrable Securities requested to be registered in a Piggyback Registration at any time; provided, however, that the Company shall be entitled to reimbursement from the Master Trust for any SEC registration fees incurred by the Company in connection with the registration of such Registrable Securities to the extent permitted by law.

4.       Black-Out Periods

         (a) Restrictions on Sale by the Master Trust. In the event of a registration under the Securities Act (except in the case of a registration on Form S-8 or any successor form thereto) or an offering under a Shelf Registration Statement of the Company's equity securities or securities convertible into, exchangeable or exercisable for the Company's equity securities, the Investment



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Manager, acting on behalf of the Master Trust, agrees, if requested by the
Company or any managing underwriter in an Underwritten Offering and upon at least two days' notice, not to effect any public sale or distribution of Common Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration), during such period as is specified by the Company or the managing underwriters in writing to the Investment Manager, on behalf of the Master Trust; provided, however, that such period may not exceed 97 days and may begin no earlier than seven days before the date reasonably expected by the Company or such managing underwriters to be the date of the related Prospectus or Prospectus supplement, as the case may be.

         (b) Restrictions on Sale by the Company. In the event of a registration of Registrable Securities pursuant to Section 2 hereof the Company agrees, if requested in writing by the Investment Manager, acting on behalf of the Master Trust, or any managing underwriter and upon at least two days' notice, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any shares of Common Stock of Company or any securities convertible into, exchangeable or exercisable for shares of the Company's Common Stock during the period specified by the Investment Manager, acting on behalf of the Master Trust, or such managing underwriter in such notice; provided, however, that such period may not exceed 97 days and may begin no earlier than seven days before the date reasonably expected by the Investment Manager, acting on behalf of the Master Trust, or such managing underwriter to be the date of the related Prospectus or Prospectus supplement, as the case may be. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same is made (i) pursuant to a registration statement on Form S-4 or S-8 or any successor form to such forms or (ii) as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan.

5.       Registration Procedures

         In connection with the Company's obligation to file Registration Statements pursuant to Sections 2 and 3 hereof, the Company shall use all reasonable efforts to effect such registration to permit the sale of the related Registrable Securities in accordance with the intended method or methods of disposition thereof, and in connection therewith the Company shall:

                  (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding amendments caused by the filing of a report under the Exchange Act), furnish to the Investment Manager, on behalf of the Master Trust, and the underwriters, if any, copies of all such documents proposed to be filed, and to use all reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Investment Manager, acting on behalf of the Master Trust, may reasonably and promptly propose, unless, in the Opinion of Counsel, statements therein are as required by applicable law;



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                  (b) Subject to Section 2(c) and (d) hereof, the Company
         shall ensure that (i) any Registration Statement, any amendment thereto, any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act; (ii) any such Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any such Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation with respect to information included therein in reliance upon and in conformity with information furnished to the Company in writing by such underwriter or the Investment Manager, acting on behalf of the Master Trust.

                  (c) notify in writing the Investment Manager, on behalf of the Master Trust, and the managing underwriters, if any, as promptly as reasonably practicable,

                           (1) when the Registration Statement or any
                  post-effective amendment thereto has become effective and when a supplement to the Prospectus, if any, has been filed,

                           (2) of any request by the SEC following
                  effectiveness of a Registration Statement for amendments or supplements to the Registration Statement or the Prospectus or for additional information (other than a request relating to a review of the Company's Exchange Act filings),

                           (3) of the issuance by the SEC of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                           (4) of the receipt by the Company of any
                  notification with respect to the suspension of the qualification (or the exemption from qualification) of the Registrable Securities included in any Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose,

                           (5) of the happening of (but not the nature or
                  details concerning) any event or the existence of any state of facts that requires the making of any changes in a Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus, as the case may be, are not misleading and do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the



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



                  statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading,

                           (6) of the determination by the Company that a
                  post-effective amendment to a Registration Statement covering Registrable Securities would be appropriate,

                           (7) of the commencement or termination of any
                  Suspension Period pursuant to Section 2(f) hereof, and

                           (8) of the Company's suspension of the use of a
                  Prospectus relating to Registrable Securities as a result of any of the events or circumstances described in paragraphs
                  (2) through (7) above, and of the termination of any such suspension.

         The Investment Manager shall keep confidential the fact that the Company has suspended the use of a Prospectus pursuant to this Section 5(c)and any other information related to such suspension, including the occurrence of any of the events or circumstances in paragraphs (2) through (7) above.

                  (d) upon the occurrence of any event described in Section 5(c)(5) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to any Registration Statement covering the Registrable Securities (and use all reasonable efforts to cause it to become effective as promptly as practicable) or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file a document which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use all reasonable efforts to cause it to become effective as promptly as practicable; provided, however, that the Company's obligations under this Section 5(d) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(f) hereof and given notice of such suspension to the Investment Manager, on behalf of the Master Trust, it being understood that the Company's obligations under this Section 5(d) shall be automatically reinstated at the end of such Suspension Period;

                  (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement covering Registrable Securities or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for offer or sale in any jurisdiction at the earliest possible moment;

                  (f) if reasonably requested by the Investment Manager, acting on behalf of the Master Trust, or the managing underwriter or underwriters, if any, use all reasonable efforts to promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement covering Registrable Securities such information provided in writing to the Company as the managing underwriters, if any, and the Investment Manager, acting on behalf of the Master Trust, agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment reasonably promptly after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action under this Section 5(f) that is not, in the Opinion of Counsel, in compliance with applicable law;

                  (g) deliver to the Investment Manager, on behalf of the Master Trust, and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus, if any) and any amendments or supplements thereto as such Persons may reasonably request; subject to Sections 2(f), 4(a) and 5(c), the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Investment Manager, acting on behalf of the Master Trust, and each of the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or amendment or supplement thereto;

                  (h) use all reasonable efforts to register or qualify for offer and sale (or obtain an exemption from registration or qualification) or assist the Master Trust in obtaining such a registration, qualification or exemption of Registrable Securities registered pursuant to a Registration Statement, and maintain such registration, qualification or exemption for so long as required, under the securities or blue sky laws of such jurisdictions of or within the United States of America as the Investment Manager, acting on behalf of the Master Trust, or any managing underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition of such Registrable Securities in such jurisdictions pursuant to the applicable Registration Statement; provided that the Company will not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified, take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, or take any action which would subject it to taxation in any jurisdiction where it is not then so subject (other than taxes relating to the Registrable Securities);

                  (i) consistent with the terms of the Registrable Securities, cooperate with the Investment Manager, acting on behalf of the Master Trust, and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement free of any restrictive legends and registered in such names as the Investment Manager, acting on behalf of the Master Trust, or any managing underwriters may request at least two Business Days prior to the settlement of sales of Registrable Securities pursuant to such Registration Statement;

                  (j) subject to the exceptions contained in the proviso of
         Section 5(h), use its reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory organizations of or within the United States of America as may be necessary to enable the Master Trust or the underwriters, if any, to consummate the disposition of such Registrable Securities as contemplated by the applicable Registration Statement; without limitation to the foregoing, the Company shall cooperate with the Investment Manager, acting on behalf of the Master Trust, and the underwriters, if any, in connection with any filings required to be made with the NASD in connection with the offering under a Registration Statement (including, without limitation, such as may be required by the NASD Rule 2710 or 2720 by the Investment Manager, acting on behalf of the Master Trust, or such underwriters in that regard);

                  (k) use all reasonable efforts to cause the Registrable Securities registered pursuant to a Registration Statement to be listed on the New York Stock Exchange (or, if the Company's Common Stock is not then listed on the New York Stock Exchange, the principal securities exchange or quotation system on which such Common Stock is then listed) no later than the date such Registration Statement is declared effective and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder;

                  (l) enter into such agreements (including an underwriting agreement) and take all such other appropriate actions in connection therewith consistent with the Company's past practice and as may be reasonably requested by the Investment Manager, acting on behalf of the Master Trust, and the underwriters, if any, in order to expedite or facilitate the disposition of those Registrable Securities covered by a Registration Statement and in connection therewith:

                           (1) make such representations and warranties to the
                  Investment Manager, Master Trust and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in

                  Underwritten Offerings and consistent with the Company's past practice;

                           (2) obtain opinions of counsel to the Company and
                  updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the managing underwriters, if any, and the Investment Manager, acting on behalf of the Master Trust) addressed to each of the Investment Manager, Master Trust and the underwriters, if any, covering: (i) in the case of an Underwritten Offering, the matters customarily covered in opinions requested in Underwritten Offerings consistent with the Company's past practice and (ii) in the case of offerings not involving an underwriter, the matters addressed by Rule 10b-5 of the Exchange Act and stating that the Registration Statement complies, as to form, with the requirements of the Securities Act;

                           (3) obtain "cold comfort" letters and updates
                  thereof from the Company's current and former independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) addressed to the Investment Manager, Master Trust and the underwriters, if any, and in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings and consistent with the Company's past practice (provided the Investment Manager, acting on behalf of the Master Trust, and the underwriters, if any, furnish the accountants, prior to the date such "cold comfort" letter is required to be delivered, with such representations as the accountants customarily require in similar situations);

                           (4) the Company shall deliver such documents and
                  certificates as may be reasonably requested by the Investment Manager, acting on behalf of the Master Trust, and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and consistent with the Company's past practice; and

                       (5) if an underwriting agreement is entered into, the
                  same shall set forth in full indemnification and contribution provisions and procedures that are no less favorable than those of Section 7 hereof;

The actions set forth in (1) through (4) shall be done at each closing under such underwriting or similar agreement and to the extent required thereunder;

                  (m) make available for inspection during normal business hours by a representative of any underwriter participating in any disposition pursuant to a Registration Statement covering Registrable Securities, and any attorney or accountant retained by such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as is customary for due diligence examinations in connection with public offerings, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is provided by the Company shall be kept confidential by the Investment Manager or any such underwriter, attorney or accountant, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality; and

                  (n) otherwise use its reasonable best efforts to comply with all applicable law and rules and regulations of the SEC and make generally available to its security holders as soon as practicable but in any event not later than 18 months after (i) the effective date of the applicable Registration Statement, (ii) the effective date (as defined in Rule 158(c) under the Securities Act) of each post-effective amendment to any Registration Statement covering Registrable Securities and (iii) the date of each filing by the Company of an Annual Report on Form 10-K with the SEC that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder.

                  (o) In the event that any Broker-Dealer shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules, including, without limitation, by, if the NASD Rules shall so require:

                     (i) engaging a "qualified independent underwriter" (as defined in the NASD Rules) to participate in the preparation of the Registration Statement, to exercise customary standards of due diligence with respect thereto and, if any portion of the offering contemplated by the Registration Statement is an Underwritten Offering or is made through a placement or sales agent, to recommend the price of such Registrable Securities;

                     (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification and contribution provisions and procedures that are no less favorable than those of
         Section 7 hereof; and

                     (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of the NASD Rules.

         The Company may require the Investment Manager, acting on behalf of the Master Trust, to furnish in writing to the Company such information regarding itself, the Master Trust and the distribution of the Registrable Securities as the Company may from time to time reasonably request and the obligations of the Company to the Investment Manager and Master Trust hereunder shall be expressly conditioned on the compliance of the Investment Manager and Master Trust with such request.

         The Investment Manager, acting on behalf of the Master Trust, agrees that, upon receipt of any notice pursuant to Section 5(c)(8) from the Company, the Investment Manager, acting on behalf of the Master Trust, will forthwith discontinue disposition of Registrable Securities until the Investment Manager's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, the Investment Manager, acting on behalf of the Master Trust, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Investment Manager's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, provided, that, the foregoing shall not prevent the sale, transfer or other disposition of Registrable Securities by the Master Trust, in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as the Master Trust does not and is not required to deliver the applicable Prospectus or Registration Statement in connection with such sale, transfer or other disposition, as the case may be.

6.       Registration Expenses

         The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Investment Manager and the Master Trust for the reasonable fees and disbursements of one firm or counsel designated by the Investment Manager to act as counsel for the Investment Manager and the Master Trust in connection therewith. Notwithstanding the provisions of this Section 6, the Master Trust, to the extent permitted by applicable law, shall bear the expense of any broker's commission, agency fee or underwriter's discount or commission.

7.       Indemnification

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Master Trust and the Investment Manager, the directors, officers, employees and agents thereof and each Person who controls the Master Trust or the Investment Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (collectively, "Losses"), insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities are to be registered under the Securities Act as originally filed or in any amendment thereof, or in any preliminary or final Prospectus contained therein, or in any amendment thereof or supplement thereto (each such document, a "Registration Document"), or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made)not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the (i) Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the assets of the Master Trust controlled by the Investment Manager or to the Investment Manager furnished to the Company by or on behalf of Investment Manager specifically for inclusion therein and
(ii) with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of either the Master Trust or the Investment Manager, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Prospectus relating to the Registrable Securities to the Investment Manager, on behalf of the Master Trust, (x) delivery of the Prospectus relating to the Registrable Securities was required by the Act to be made to the Person asserting any such loss, claim, damage or liability, (y) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus was corrected in the final Prospectus relating to the Registrable Securities and (z) there was not sent or given to such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of the final Prospectus relating to the Registrable Securities; provided, however, that the Company shall not be liable to either of the Master Trust or Investment Manager if the use of a Registration Statement or the related Prospectus occurred during a period when use of such Prospectus has been suspended pursuant to Section 2(f) or Section 5(c)(8) hereof, provided, in each case, that the Investment Manager, on behalf of the Master Trust, received prior notice of such suspension.

            (b) Indemnification by the Master Trust. The Investment Manager agrees, to the extent permitted by applicable law, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person who controls the Company within the meaning of either the

Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each of the Master Trust and Investment Manager, but only with reference to written information relating to the assets of the Master Trust controlled by the Investment Manager or to the Investment Manager, as the case may be, furnished to the Company by or on behalf of the Master Trust or Investment Manager specifically for inclusion in the documents referred to in the foregoing indemnities.

            (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent, which consent shall not be unreasonably withheld, by the indemnifying party or parties to such settlement.

            (d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the Losses (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other hand. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying parties shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Person who controls either the Master Trust or the Investment Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Person shall have the same rights to contribution as the Master Trust or Investment Manager, as the case may be, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement covering the Registrable Securities and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.       Miscellaneous

         (a) Remedies. The Master Trust, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement in accordance with the terms and conditions of this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and that the Master Trust may be irreparably harmed by such failure and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company has not, as of the date hereof, and will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Master Trust in this Agreement or otherwise conflicts with the provisions hereof.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless each of the parties hereto has given its written consent.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or courier guaranteeing overnight delivery:

                  (i) if to the Investment Manager, initially at its address at 515 South Flower Street, Suite 2700, Los Angeles, CA 90071-2291,
         Attention: Mr. Charles Wert, Executive Vice President; and

                  (ii) if to the Company, initially at its address at 1110 American Parkway NE, Lehigh Valley Central Campus, Allentown, PA 18109, Attention: Corporate Secretary,

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(e).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

         (e) Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors of the parties hereto and the directors, trustees (including, without limitation, any successor trustee for the Master Trust), officers, employees, agents and controlling Persons of the parties. Except for an assignment to a successor trustee, none of the rights or obligations under this Agreement shall be assigned by the Investment Manager or Master Trust without the consent of the Company or by the Company without the consent of the Investment Manager, acting on behalf of the Master Trust.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law; Consent to Jurisdiction.

                  (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed in said state.

                  (ii) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (k) Termination. This Agreement and the obligations of the parties hereunder except for any liabilities or obligations under Section 7 hereof, shall terminate on the date upon which the Master Trust no longer holds any Registrable Securities.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

         AGERE SYSTEMS INC.


         By:/s/ Paul Bento
         Name: Paul Bento
         Title: Vice President


         U.S. TRUST COMPANY, N.A.,
         as investment manager of certain assets held by the Agere Systems Inc. Master Trust


         By:/s/ Norman P. Goldberg
         Name: Norman P. Goldberg
         Title: Managing Director